UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                      April 5, 2001

American Banknote Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-3410 (Commission File Number	13-0460520 (IRS Employer ID Number)

410 Park Avenue, New York, New York (Address of principal executive offices) Registrant's Telephone Number, including area code:	10022 (Zip Code) 212-593-5700

N/A
(Former name or former address, if changed since last report)

Item 4.     Changes in Registrant's Certifying Accountant.

          On April 5, 2001, Ernst & Young LLP ("E&Y") advised American Banknote Corporation (the "Company") that it was resigning as the Company's independent accountants. E&Y orally advised the Company that it was resigning because it has concluded that it is unwilling to rely on the representations of certain members of management. E&Y advised the Company that it reached this conclusion because of the uncompleted investigations of the United States Attorney's Office for the Southern District of New York and the Securities and Exchange Commission relating to the revenue recognition issues involving the Company's former subsidiary, American Bank Note Holographics, Inc., and a $1.5 million consulting fee that one of the Company's subsidiaries had agreed to pay to a consultant in connection with a foreign printing project, and the backgrounds of certain members of management due to past and potential SEC proceedings.

          E&Y was engaged by the Company as its independent accountants in March 2000 and has not issued a report on the Company's financial statements for any fiscal period.

          During the period prior to its resignation, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement(s) in connection with its audit report on the Company's financial statements if issued. Nor has E&Y discovered any facts which lead it to believe that any misconduct of any kind has occurred during the period covered by its engagement.

          E&Y has discussed its concerns with a non-employee director of the Company.

          The Board of Directors has authorized the Company to engage the firm of Ehrenkrantz Sterling & Co. LLC (a member of DFK International) to serve as the Company's independent accountants. The Company has authorized E&Y to fully respond to inquiries of Ehrenkrantz Sterling & Co. LLC, or any other successor accountant, concerning the reasons for E&Y's resignation and any other matters.

          The Company has not consulted with Ehrenkrantz Sterling & Co. LLC regarding the application of accounting principles or practices to any specific transaction, or the type of audit opinion that might be rendered on the Company's financial statements. Since there was no disagreement between the Company and E&Y on any matter of accounting principles or practices or any reportable events, the Company has not consulted with Ehrenkrantz Sterling & Co. LLC regarding any matter that was the subject of a disagreement or a reportable event.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

          None.

(b) Pro Forma Financial Statements

          None.

(c) Exhibits

          16.1           Letter of Ernst & Young LLP to SEC dated April 6, 2001

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN BANKNOTE CORPORATION By: /s/ Steven G. Singer Steven G. Singer Chief Executive Officer, Chairman and Director

Dated: April 6, 2001

EXHIBIT INDEX

Exhibit 16.1	Description Letter of Ernst & Young LLP to SEC dated April 6, 2001